NEWS RELEASE

#22K - July 21, 2000
                                                Contact:  Allan V. Cecil
                                                          Vice President
                                                          +843-383-7524
                                                          allan.cecil@sonoco.com


           BROWNING RESIGNS AS SONOCO CEO; DELOACH NAMED AS SUCCESSOR

     Hartsville, SC - Sonoco Products Company announced today that Peter C. Browning has elected to take early retirement and resigned his positions as president and chief executive officer and as a director of the company to pursue other interests. The Board of Directors has elected Harris E. DeLoach, Jr. (55), formerly senior executive vice president and chief operating officer, as president and chief executive officer, effective immediately. Charles W. Coker will continue as Chairman of the Board.

     "Sonoco's Board of Directors is extremely pleased to have someone with Harris' executive and operating experience and proven leadership ability as our new CEO. Harris is an outstanding team builder and has always met or exceeded his operating and budgetary commitments," said Coker. "Sonoco is a true global packaging leader with one of the industry's strongest balance sheets and a strong portfolio of businesses where we are either number one or two. The Board of Directors is confident that Harris and his management team will further strengthen that portfolio and build upon and execute successfully a strategy designed to return the Company to its historical growth rates," added Coker.

     "Peter Browning will be missed by all of us at Sonoco and we thank him for his efforts over the past seven years," said Mr. Coker.

     DeLoach was named COO in March 2000. In addition to all operating divisions reporting to him, he has direct responsibility for the Company's global engineered carriers and paper, and molded and extruded plastics operations.

     A native of Columbia, South Carolina, DeLoach joined the Company in 1986 as vice president administration and general counsel. He previously was in private law practice. In 1993 he was named vice president-film, plastics and special products. He was elected a group vice president later that year. He was elected an executive vice president in 1996, elected to Sonoco's Board of Directors in 1998 and in 1999 was elected senior executive vice president.

     DeLoach was graduated from the Darla Moore School of Business at the University of South Carolina in 1966 with a degree in Business Administration and was graduated from the University of South Carolina School of Law in 1969 with a J.D. degree.

                                     -more-


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Browning Resigns as Sonoco CEO - page 2

     In addition to the Sonoco Board of Directors, he serves as a member of the Bank of America Advisory Board in Hartsville, SC; chairman of the Byerly Foundation, Hartsville, SC; the University of South Carolina International Business School Advisory Board; and a member of the University of South Carolina Law School Partnership Board. DeLoach and his wife have three grown children.

     Sonoco, founded in 1899, is a $2.5 billion global manufacturer of industrial and consumer packaging products and provider of packaging services with 285 operations in 33 countries servicing customers in 85 nations.

     Statements included herein that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about the company's industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning the company's future financial and operating performance.

     These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Such risks and uncertainties include, without limitation: availability and pricing of raw materials; success of new product development and introduction; ability to maintain or increase productivity levels; international, national and local economic and market conditions; ability to maintain market share; pricing pressures and demand for products; continued strength of the company's paperboard-based tube, core and composite can operations; and currency stability and the rate of growth in foreign markets. Additional information concerning some of the factors that could cause materially different results is included in the company's reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission's public reference facilities and its Internet website or from the Company's investor relations department.


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